[Stock Certificate Border Graphics]

        Not Valid Unless Countersigned by Transfer Agent
        Incorporated Under the Laws of the State of Nevada


     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                GOURMET HERB GROWERS, INC.
               Authorized Common Stock: 24,000,000 Shares
                     Par Value: $.001


THIS CERTIFIES THAT  [Name of Shareholder]

IS THE RECORD HOLDER OF  [Number of Shares]

      Shares of GOURMET HERB GROWERS, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  [date of Certificate]


/s/Rino Di Meo                              /s/Rino Di Meo
     Secretary                                 President


                 [Graphic of Corporate Seal]

[Border Graphics]

Interwest Transfer Co. Inc. P.O. Box 17136/Salt Lake City, Utah 84117

Countersigned & Registered ______________________________